SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2001

                               eB2B COMMERCE, INC.
             (Exact name of registrant as specified in its charter)



  New Jersey                   0-10039                   22-2267658
    -------                    ---------                 ----------
(State or other          (Commission File No.)          (IRS Employer
jurisdiction of                                      Identification No.)
incorporation)
                                757 Third Avenue
                            New York, New York 10017
              (Address of Registrant's Principal Executive offices)
                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)



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ITEM 9. REGULATION FD DISCLOSURE.

eB2B Commerce, Inc. (the "Company" or "eB2B") is furnishing this Current Report on Form 8-K with respect to disclosures to be made by management of the Company to certain institutional investors and current and prospective shareholders. The conversations, discussions and presentations will be made during the fourth quarter of 2001. Certain of the information that will disclosed in the course of these presentations is set forth in this Report. The furnishing of this information is not intended to constitute a determination by the Company that this information is material or that the dissemination of this information is required by Regulation FD. In addition, the information provided in this Report is presented as of November 15, 2001 and the Company does not assume any obligation to update such information in the future.

FORWARD LOOKING STATEMENTS - This document contains forward-looking statements that reflect the current assumptions of eB2B and expectations regarding future events. While these statements reflect the Company's current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to, the Company's limited operating history; the Company's ability to raise additional capital, if needed; the soundness of our business strategies relative to the perceived market opportunities; our ability to successfully develop, market, sell and improve our business to business transaction services to retailers, suppliers, buyers or sellers; our ability to compete effectively on price and support services; the risks associated with rapidly changing technologies, such as the internet; and our assessment of our specific vertical industry's need to become technology efficient. These factors and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission, which you are strongly urged to read. eB2B expressly disclaims any intent or obligation to update any forward-looking statements. When used in this Report, the words "believes," "estimated," "estimates," "expects," "expected," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.


The  Company   recorded   revenues  of  $1,501,000 for the third quarter of 2001
and $5,044,000 for the nine-month period ending September 30, 2001. This compares to revenues of $1,713,000 for the third quarter of 2000 and $3,718,000 for the nine-month period ended September 30, 2000. Revenue for the nine-month period ended September 30, 2001 increased by 36% over the same nine-month period in 2000. The results for the first nine months of 2001 reflect a full nine months of DynamicWeb Enterprises, Inc. operations, as compared to approximately
5.5 months for the first nine months of 2000. The revenue for the third quarter of 2001 was $178,000 or 11% less than the $1,679,000 revenue recorded in the second quarter 2001 partially due to the impact of the September 11th terrorist attack on New York City and the resultant canceling and rescheduling of training classes in the Company's training segment of the business.

Additionally, the Company's transaction processing and related services' reportable segment generated revenues of $3,193,000 for the first nine months of 2001, an increase of 58% compared to $2,015,000 in the first nine months of 2000. For the three months ended September 30, 2001, the Company reported revenues of $950,000 in this segment,

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the  same  as  the  corresponding  period  in  2000.  Over 625,000  transactions were processed during the most recent quarter an increase of 200,000 or 47% over the same quarter in 2000. This represents over $80 million of purchasing volume between trading partners during the third quarter 2001. The Company has registered over 550 new suppliers in the last six months. Quarterly revenue for the transaction processing business reflects a decrease in the Company's professional services and consulting components and the discontinuance of non-profitable lines of related business per the Company's restructuring, announced in the previous quarter.

The  Company's  reported  loss  before  interest,   taxes,   depreciation    and
amortization (EBITDA) for the three months ended September 30, 2001 was $1,579,000 including a restructuring charge of $313,000 chiefly associated with a contract termination with its web-hosting provider. This compares with an EBITDA loss for the three months ended September 30, 2000 of $3,760,000, an improvement of 58%. The Company's reported EBITDA loss for the nine-month period ended September 30, 2001 was $8,566,000 versus an EBITDA loss of 10,717,000 for the nine-month period ended September 30, 2000, an improvement of 20%.

The Company's net loss for the third quarter of 2001 was $50,970,000, or $2.51 per share, compared with a net loss of $9,178,000, or $0.71 per share, in the same period in 2000 and a net loss of $69,180,000, or $3.90 per share, for the nine-month period ended September 30, 2001 compared to a net loss of $33,809,000, or $3.18 per share, for the nine-month period ended September 30, 2000. In accordance with SFAS 121 and the Company's stated accounting policy, the Company assessed the recoverability of goodwill and other intangibles recognized in the acquisitions of Netlan Enterprises, Inc. and DynamicWeb Enterprises, Inc. and recorded an impairment charge of $43,375,000 that is included in the net loss for the third quarter of 2001.

In other developments, the Company has signed a non-binding Letter of Intent to acquire another business-to-business e-commerce company. The transaction is projected to close during the month of December 2001. This proposed acquisition has a profitable revenue stream, proven and talented sales and operating personnel, and a complementary customer base which the Company intends to leverage. Although the Company expects to be cash-flow breakeven from ongoing operations in the first quarter 2002 and cash flow positive from ongoing operations through the balance of 2002, the Company intends to seek additional capital to complete the aforementioned acquisition, additional acquisitions, working capital and continuance of its growth plan.

Additionally, the Company was named this month to the Deloitte & Touche Technology Fast 500, ranking 429th on their list of the fastest growing technology companies in North America. Last month, the Company placed 23rd on the Deloitte & Touche Technology Fast 50 ranking of the fastest growing technology companies in New York City.

The Company's business strategy is to leverage its leadership position in business to business e-commerce transaction processing between retailers and their suppliers of finished products in order to establish eB2B as a premier provider of supply chain connectivity to retailers, wholesalers, suppliers and distributors. The Company maintains

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an   electronic   network   for   electronic   transactions  with  no  ownership
interest in the front-end (i.e., retail management point of sale software system vendors) or back-end (i.e., enterprise application, legacy integration, or ERP systems) markets, unlike its competitors. With this strategy, the Company believes that it can better attract both front-end and back-end partners who may be more comfortable doing business with a non-competitive partner. The Company currently has retailer and supplier customers processing transactions in seven distinct industry markets. They are chain drug stores, sporting goods and golf, consumer electronics, home domestics, telecommunications, entertainment, and general merchandise.

Based upon internal projections, the Company expects to generate the following annual consolidated revenue: $6.8 to 7.2 million in 2001; $12.0 to $14.0 million in 2002; and $30.0 to $32.0 million in 2003. These estimates are based on an evaluation of the revenue opportunities for each of the Company's business units: transaction processing services, related professional and consulting services, and training and educational services. The Company believes that transaction processing services represent the greatest opportunity for growth and the Company anticipates revenue growing from $2.6 million in 2001 to $7.0 million in 2002 in that business unit; professional and consulting services revenue is expected to grow from $1.7 million in 2001 to $2.0 million in 2002; and training and educational services revenue is expected to grow from $2.5 million in 2001 to $3.0 million in 2002.

The fastest growth opportunity for the Company's transaction processing business unit is the continued implementation of its annual recurring revenue model based upon developing value-added transaction services and fostering transactions between the chain drug store, pharmacy and health care industry retailers and their suppliers. The Company believes it has identified a significant growth opportunity in this vertical industry with a market leadership position gained through market penetration of six major chain drug store retailers and over 750 of their suppliers. If the Company were able to attain a 15% market share of the 60,000 suppliers of the $160 billion domestic chain drug store retail market, after three years, the Company's revenue opportunity for this vertical market alone is estimated to be between $10.0 and $15.0 million per year, depending upon the mix of the transaction, subscription and hosting fees charged to trading partners. Although the other six industry markets referenced above represent additional revenue growth opportunities, the revenue growth in the chain drug store industry segment is most significant over the next two years.

Although the Company believes that it has identified potential growth opportunity in the chain drug store market, the Company has not investigated this potential opportunity in sufficient detail to make an assessment as to its ability to penetrate this market. There can be no assurance that the Company would be able to attain 15%, or any percent, of the chain drug store market and, accordingly, the impact of potential revenue from this source has not been taken into consideration in any material respect in calculating the revenue projections set forth in the preceding paragraph.

Based upon internal projections, recurring EBITDA is expected to be a loss of $9.0 million in 2001; and positive EBITDA of $1.5 to $2.5 million in 2002 and $10.0 to $15.0 million in 2003 if the Company can achieve $30+ million in revenue in that year.

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There  can  be  no   assurances   that the Company  can  achieve  the  financial
results described above. Reference is made to "Forward Looking Statements" above.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               eB2B COMMERCE, INC.


                By: /s/ Peter J. Fiorillo
                   ------------------------------------------
                Name: Peter J. Fiorillo
                Title: Chairman, Chief
                Financial Officer and Secretary


Dated: November 15, 2001